As filed with the U.S. Securities and Exchange Commission on June 8, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1073028
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

50 Applied Bank Blvd Suite 300 Glen Mills, Pennsylvania	19342
(Address of principal executive offices)	(Zip code)

Axalta Coating Systems Ltd. Second Amended and Restated 2014 Incentive Award Plan
(Full title of the plan)
Brian A. Berube
Senior Vice President, General Counsel and Secretary
50 Applied Bank Blvd
Suite 300
Glen Mills, Pennsylvania 19342
(Name and address of agent for service)

(855) 547-1461
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “SEC”) to register an additional 5,600,000 shares of Common Shares, $1.00 par value per share (the “Common Stock”), of Axalta Coating Systems Ltd. (the “Company”) issuable under the Axalta Coating Systems Ltd. Second Amended and Restated 2014 Incentive Award Plan (formerly the Axalta Coating Systems Ltd. Amended and Restated 2014 Incentive Award Plan) (the “Plan”), as approved by the Company’s shareholders on June 7, 2023. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of Registration Statements on Form S-8, File No. 333-200229 and File No. 333-224647, filed on November 14, 2014 and May 3, 2018, respectively, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 4.        Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 8.        Exhibits.

Exhibit No.	Description
3.1
Amended Memorandum of Association of Axalta Coating Systems Ltd. (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-198271), filed with the SEC on October 14, 2014)

3.2
Second Amended and Restated Bye-laws of Axalta Coating Systems Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-36733), filed with the SEC on May 3, 2018)

5.1*	Opinion of Walkers (Bermuda) Limited

10.1
Axalta Coating Systems Ltd. Second Amended and Restated 2014 Incentive Award Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2023)

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 8th day of June, 2023.
AXALTA COATING SYSTEMS LTD.

By:	/s/ CHRIS VILLAVARAYAN

Chris Villavarayan Chief Executive Officer and President
SIGNATURES AND POWER OF ATTORNEY
            In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates stated by the following persons in their capacities with Axalta Coating Systems Ltd. Each person whose signature appears below hereby constitutes and appoints Chris Villavarayan and Sean M. Lannon, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments and any amendment pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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Name	Capacity	Date
/s/ CHRIS VILLAVARAYAN	Chief Executive Officer and President (Principal Executive Officer) & Director	June 8, 2023
Chris Villavarayan

/s/ SEAN M. LANNON	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 8, 2023
Sean M. Lannon

/s/ ANTHONY MASSEY	Vice President, Global Controller (Principal Accounting Officer)	June 8, 2023
Anthony Massey

/s/ RAKESH SACHDEV	Director	June 8, 2023
Rakesh Sachdev

/s/ JAN A. BERTSCH	Director	June 8, 2023
Jan A. Bertsch

/s/ STEVEN M. CHAPMAN	Director	June 8, 2023
Steven M. Chapman

/s/ WILLIAM M. COOK	Director	June 8, 2023
William M. Cook

/s/ TYRONE M. JORDAN	Director	June 8, 2023
Tyrone M. Jordan

/s/ DEBORAH J. KISSIRE	Director	June 8, 2023
Deborah J. Kissire

/s/ ROBERT M. MCLAUGHLIN	Director	June 8, 2023
Robert M. McLaughlin

/s/ SAMUEL L. SMOLIK	Director	June 8, 2023
Samuel L. Smolik

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